Exhibit 99.1

francesca’s® Reports Fourth Quarter and Fiscal Year 2014 Financial Results

•	Fourth quarter net sales increased 17% to $107.6 million
•	Fourth quarter comparable sales increased 1%
•	Fourth quarter adjusted diluted earnings per share was $0.21
•	Opened 88 boutiques in fiscal year 2014

HOUSTON, TEXAS — March 25, 2015 — Francesca’s Holdings Corporation (NASDAQ: FRAN) today reported financial results for the fourth quarter and fiscal year ended January 31, 2015.

Michael W. Barnes, Chairman, President, and CEO stated, ”We were pleased to have delivered fourth quarter earnings results in line with our expectations. Our customers responded favorably to our gift and accessories assortments and we saw sequential sales improvement in our jewelry business from the third quarter to the fourth quarter.  We also disposed of excess inventory during the quarter which resulted in a gross margin decline that was consistent with our previous guidance.”

Looking forward to the first quarter and full year 2015 outlook, Mr. Barnes noted that, “We believe we have an opportunity to improve our sales trends as fiscal 2015 progresses, although we will be thoughtful in our approach to managing our business. Our primary goal is to improve comparable sales performance with continued strength in our non-apparel categories and improved performance in our apparel business as our team works to identify the latest fashion apparel trends and bring them to francesca’s. The direct-to-consumer business continued to grow at a healthy double digit pace and we believe that it will be a strong performer during fiscal 2015. We entered the quarter in a clean inventory position and we are planning it appropriately for the upcoming year. I believe it will take some time to turn some of the apparel trends we saw in the fourth quarter and early first quarter but we are optimistic about our long term potential. We are also pleased with the strong performance of the boutiques opened during fiscal 2014 and we expect to open a similar number in fiscal 2015. Finally, I want to thank all of our associates for their hard work during 2014 and their continued dedication as we look forward to driving long term success at francesca’s.”

FOURTH QUARTER RESULTS

Net sales for the thirteen weeks ended January 31, 2015 increased 17% to $107.6 million from $92.1 million in the prior year quarter. This increase was driven by 88 new boutiques opened since the prior year quarter and a 1% increase in comparable sales. Direct-to-consumer sales increased 42% versus the prior year quarter primarily due to increased traffic.

Gross profit, as a percentage of net sales, decreased to 45.7% from 50.6% in the prior year quarter. This unfavorable variance included a 430 basis points decrease in merchandise margin due to the disposal of certain slow-moving merchandise at a net cost of $1.8 million (170 basis points point as a percentage of net sales), increased markdowns and promotional activities as well as a merchandise mix change to the lower margin categories in the current year quarter as compared to the prior year quarter. The remaining change is attributable to deleveraging of fixed occupancy costs.

Adjusted selling, general and administrative expenses(1) (“SG&A”) increased 23% to $33.9 million from $27.7 million in the prior year quarter. The increase in adjusted SG&A is primarily due to higher boutique and corporate payroll expenses to support the larger boutique base and sales growth.

Adjusted income from operations(1) was $15.4 million, or 14.3% of net sales, compared to $18.9 million, or 20.5% of net sales, in the prior year quarter.

Our effective tax rate for the fourth quarter was 43.1% resulting from a true-up of prior year state income taxes. Excluding this adjustment, our effective tax rate for the quarter was 38.1%.

Adjusted net income(1) for the fourth quarter totaled $8.8 million, or $0.21 adjusted diluted earnings per share(1), compared to $11.4 million, or $0.27 adjusted diluted earnings per share(1), in the comparable prior year period.

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(1)	For the fourth quarter of fiscal year 2014, adjusted SG&A, adjusted income from operations, adjusted net income and adjusted diluted earnings per share exclude charges related to the transition to a new CEO amounting to $2.2 million ($1.3 million net of tax), or $0.03 earnings per diluted share, and non-cash impairment charge in connection with the abandonment of previously capitalized costs related to the development of our website amounting to $2.5 million ($1.5 million net of tax), or $0.04 earnings per diluted share. For the fourth quarter of fiscal year 2013, adjusted SG&A, adjustment income from operations, adjusted net income and adjusted diluted earnings per share exclude charges related to severance and litigation amounting to $1.3 million ($0.8 million net of tax), or $0.02 diluted earnings per share.

FULL YEAR RESULTS

Net sales increased 11% to $377.5 million in fiscal year 2014 compared to $340.3 million in fiscal year 2013. This year-over-year increase in sales is driven by 88 new boutiques opened since the prior year end partially offset by a 5% decrease in comparable sales. Direct-to-consumer sales increased 64% versus the prior year due to increased traffic.

We opened 88 boutiques during the year bringing our boutique count to 539 as of year-end.

Adjusted net income for fiscal year 2014 totaled $35.0 million, or $0.83 adjusted diluted earnings per share, compared to $46.2 million, or $1.05 adjusted diluted earnings per share, in fiscal year 2013. For fiscal year 2014, adjusted net income and adjusted diluted earnings per share exclude charges in connection with the appointment of a new CEO amounting to $2.2 million ($1.3 million net of tax), or $0.03 earnings per diluted share and non-cash impairment charge of $2.5 million ($1.5 million net of tax), or $0.04 earnings per diluted share. For fiscal year 2013, adjusted net income and adjusted diluted earnings per share exclude secondary offering expenses amounting to $0.6 million ($0.6 net of tax), or $0.01 diluted earnings per share, and charges related to severance and litigation amounting to $1.3 million ($0.8 million net of tax), or $0.02 earnings per diluted share.

BALANCE SHEET SUMMARY

Total cash and cash equivalents at year end were $39.1 million compared to $37.5 million at the prior year end. The Company had no debt outstanding under its revolving credit facility at year end.

The Company ended the year with $23.8 million of inventory on hand compared to $24.6 million at the prior year end. Additionally, average ending inventory per boutique decreased by 19%. The decrease in inventory is due to improved inventory management, which included disposal of certain slow-moving merchandise.

FIRST QUARTER AND FISCAL YEAR 2015 GUIDANCE

For the first quarter ending May 2, 2015, net sales are expected to be in the range of $93.0 million and $96.0 million; which assumes a low single digit decrease in comparable sales compared to the prior year comparable sales decrease of 7%. The Company plans to open 51 new boutiques during the first quarter. Diluted earnings per share are expected to be in the range of $0.15 to $0.18.

For the full year ending January 30, 2016, net sales are expected to be in the range of $412.0 million and $424.0 million; which assumes a flat to a low single digit decrease in comparable sales compared to a prior year comparable sales decrease of 5%. The Company expects to open 85 boutiques in fiscal year 2015 compared to 88 new boutiques opened in fiscal year 2014. Diluted earnings per share are expected to be in the range of $0.81 to $0.90. The number of average diluted shares for the full year assumed in guidance is expected to be 42.4 million shares. The effective tax rate is estimated to be 38.1%.

Capital expenditures for fiscal year 2015 are expected to be in the range of $30.0 million to $32.0 million.

Conference Call Information

A conference call to discuss the fourth quarter and fiscal year 2014 results is scheduled for March 25, 2015, at 8:30 a.m. ET. A live web cast of the conference call will be available in the investor relations section of the Company's website, www.francescas.com. In addition, a replay of the call will be available after the call and remain available until April 1, 2015. To access the telephone replay, listeners should dial 1-877-870-5176. The access code for the replay is 2008821. A replay of the web cast will also be available shortly after the call and will remain on the website for ninety days.

SEC Regulation G — Non-GAAP Information

This press release includes non-GAAP adjusted selling, general and administrative expenses, adjusted income from operations, adjusted net income and adjusted diluted earnings per share, each a non-GAAP financial measure. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text above. We believe that these non-GAAP financial measures not only provide our management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of our business and facilitate a meaningful evaluation of our quarterly and fiscal year 2014 diluted earnings per share and actual results on a comparable basis with our quarterly and fiscal year 2013 results. These non-GAAP measures should be considered a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. These risks and uncertainties include, but are not limited to, the following: the risk that we cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences; our ability to attract a sufficient number of customers to our boutiques or sell sufficient quantities of our merchandise through our direct-to-consumer business; our ability to successfully open and operate new boutiques each year; and our ability to efficiently source and distribute additional merchandise quantities necessary to support our growth. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Annual Report on Form 10-K for the year ended February 1, 2014 filed with the Securities and Exchange Commission on March 28, 2014 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. We undertake no obligation to publicly update or revise any forward- looking statement. Financial schedules are attached to this release.

About Francesca's Holdings Corporation

francesca's® is a growing specialty retailer with retail locations designed and merchandised to feel like independently owned, upscale boutiques providing customers a fun and differentiated shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. Today francesca's® operates 571 boutiques in 47 states and the District of Columbia and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

CONTACT:

ICR, Inc.	Company
Jean Fontana	Mark Vendetti
646-277-1214	832-494-2315
Mark.Vendetti@francescas.com / IR@francescas.com

Francesca’s Holdings Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts and Percentages)

	Thirteen Weeks Ended
	January 31, 2015		February 1, 2014		Variance
	In USD	As a % of Net Sales(1)	In USD	As a % of Net Sales(1)	In USD	%	Basis Points(1)
Net sales	$107,644	100.0%	$92,140	100.0%	$15,504	17%	-
Cost of goods sold and occupancy costs	58,398	54.3%	45,560	49.4%	12,838	28%	490
Gross profit	49,246	45.7%	46,580	50.6%	2,666	6%	(490)
Selling, general and administrative expenses	38,529	35.8%	28,995	31.5%	9,534	33%	430
Income from operations	10,717	10.0%	17,585	19.1%	(6,868)	(39)%	(910)
Interest expense	(116)	(0.1)%	(226)	(0.2)%	110	(49)%	10
Other income	(113)	(0.1)%	81	0.1%	(194)	(240)%	(20)
Income before income tax expense	10,488	9.7%	17,440	18.9%	(6,952)	(40)%	(920)
Income tax expense	4,517	4.2%	6,828	7.4%	(2,311)	(34)%	(320)
Net income	$5,971	5.5%	$10,612	11.5%	$(4,641)	(44)%	(600)
(1) Percentage totals or differences in the above table may not equal the sum or difference of the components due to rounding.

Diluted earnings per share	$0.14		$0.25
Weighted average diluted share count	42,298		42,687
Comparable sales change	1%		(6)%

	Fiscal Year Ended
	January 31, 2015		February 1, 2014		Variance
	In USD	As a % of Net Sales	In USD	As a % of Net Sales	In USD	%	Basis Points(1)
Net sales	$377,497	100.0%	$340,325	100.0%	$37,172	11%	-
Cost of goods sold and occupancy costs	199,919	53.0%	164,260	48.3%	35,659	22%	470
Gross profit	177,578	47.0%	176,065	51.7%	1,513	1%	(470)
Selling, general and administrative expenses	124,804	33.1%	101,795	29.9%	23,009	23%	320
Income from operations	52,774	14.0%	74,270	21.8%	(21,496)	(29)%	(780)
Interest expense	(623)	(0.2)%	(588)	(0.2)%	(35)	6%	-
Other income	88	0.0%	208	0.1%	(120)	(58)%	(10)
Income before income tax expense	52,239	13.8%	73,890	21.7%	(21,651)	(29)%	(790)
Income tax expense	20,131	5.3%	29,051	8.5%	(8,920)	(31)%	(320)
Net income	$32,108	8.5%	$44,839	13.2%	$(12,731)	(28)%	(470)
(1) Percentage totals or differences in the above table may not equal the sum or difference of the components due to rounding.

Diluted earnings per share	$0.76		$1.02
Weighted average diluted share count	42,380		44,123
Comparable sales change	(5)%		(2)%

Francesca’s Holdings Corporation

Consolidated Balance Sheets

(In thousands, except share amounts)

	January 31,	February 1,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$39,071	$37,498
Accounts receivable	12,279	8,984
Inventories	23,801	24,614
Deferred income taxes	4,858	4,565
Prepaid expenses and other current assets	5,890	6,764
Total current assets	85,899	82,425
Property and equipment, net	74,095	64,131
Deferred income taxes	3,642	2,335
Other assets, net	1,909	1,654
TOTAL ASSETS	$165,545	$150,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,550	$10,207
Accrued liabilities	11,904	9,823
Total current liabilities	23,454	20,030
Landlord incentives and deferred rent	32,877	27,448
Long-term debt	-	25,000
Total liabilities	56,331	72,478
Commitments and contingencies
Stockholders’ equity:
Common stock-$.01 par value, 80.0 million shares authorized, 45.5 million and 45.2 million shares issued as of January 31, 2015 and February 1, 2014, respectively.	455	452
Additional paid-in capital	105,498	101,192
Retained earnings	63,404	31,296
Treasury stock, at cost – 3.2 million and 2.9 million shares held at January 31, 2015 and February 1, 2014, respectively.	(60,143)	(54,873)
Total stockholders’ equity	109,214	78,067

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$165,545	$150,545

Francesca’s Holdings Corporation

Consolidated Statements of Cash Flows

(In thousands)

	Fiscal Year Ended
	January 31,	February 1,	February 2,
	2015	2014	2013
Cash Flows Provided by Operating Activities:
Net income	$32,108	$44,839	$47,061
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,151	10,054	7,151
Stock-based compensation expense	2,668	3,781	3,599
Excess tax benefit from stock-based compensation	(309)	(5,846)	(2,296)
Impairment charges	2,470	-	-
Loss on disposal of assets	364	343	188
Inventory write-off	3,831	-	-
Amortization of debt issuance costs	245	278	299
Deferred income taxes	(1,600)	(1,014)	(2,559)
Changes in assets and liabilities:
Accounts receivables	(2,986)	(634)	(70)
Inventories	(3,018)	(5,565)	(4,587)
Prepaid expenses and other assets	373	(2,021)	(1,512)
Accounts payable	(363)	551	(547)
Accrued liabilities	2,081	(844)	3,069
Landlord incentive and deferred rent	5,429	5,356	7,203
Net cash provided by operating activities	54,444	49,278	56,999
Cash Flows Used in Investing Activities:
Purchase of property and equipment	(24,255)	(24,633)	(23,663)
Other	13	98	-
Net cash used in investing activities	(24,242)	(24,535)	(23,663)
Cash Flows Used in Financing Activities:
Repayment of borrowings under the revolving credit facility	(25,000)		(22,000)
Proceeds from borrowings under the revolving credit facility	-	25,000	-
Repurchases of common stock	(5,270)	(54,009)	-
Payment of debt issuance costs	-	(376)	-
Proceeds from the exercise of stock options	1,332	8,697	2,199
Taxes paid related to net settlement of equity awards	-	(2,280)	-
Excess tax benefit from stock-based compensation	309	5,846	2,296
Net cash used in financing activities	(28,629)	(17,122)	(17,505)

Net increase in cash and cash equivalents	1,573	7,621	15,831
Cash and cash equivalents, beginning of year	37,498	29,877	14,046
Cash and cash equivalents, end of year	$39,071	$37,498	$29,877
Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$24,088	$32,401	$32,405
Interest paid	388	293	448

Francesca’s Holdings Corporation

Supplemental Information

Quarterly Sales by Merchandise Category

	Thirteen Weeks Ended		Variance
	January 31, 2015	February 1, 2014	In Dollars	%
	(in thousands, except percentages)
Apparel	$39,574	$36,881	$2,693	7%
Jewelry	24,198	21,422	2,776	13%
Accessories	22,382	17,369	5,013	29%
Gifts	21,082	16,232	4,850	30%
Merchandise Sales	107,236	91,904	15,332	17%
Others(1)	408	236	172	73%
Net sales	$107,644	$92,140	$15,504	17%

(1) Includes gift card breakage income, shipping and change in return reserve.

Quarterly Comparable Transactions Results for Fiscal Year 2014

	Transactions(1)	Average Transaction Value(2)
Q1	(7)%	0%
Q2	(7)%	0%
Q3	(6)%	0%
Q4	1%	0%

(1)	The number of comparable transactions (including merchandise and gift card purchases, returns and gift card redemptions) processed through our point-of-sale system for which a receipt was issued.
(2)	Average transaction value is calculated by dividing total comparable sales by the number of comparable transactions during the period.

Quarterly Comparable Sales

	FY 2012(1)(2)	FY 2013(2)	FY 2014
Q1	16%	2%	(7)%
Q2	21%	(1)%	(7)%
Q3	17%	(3)%	(6)%
Q4	10%	(6)%	1%
Fiscal year	16%	(2)%	(5)%
(1)	Beginning in the first quarter of fiscal year 2013, comparable sales results include our direct-to-consumer sales. To facilitate comparability with the prior year period, prior year comparable sales results was recalculated and now includes direct-to-consumer sales results.
(2)	The 53rd week in fiscal 2012 caused a one-week shift in our 2013 fiscal calendar, resulting in the first quarter of fiscal year 2013 being later by one week relative to the quarter-ending date in fiscal year 2012 (“retail calendar shift”). Our reported comparable sales results for fiscal 2012 were adjusted for this retail calendar shift. Additionally, sales in the 53rd week of fiscal year 2012 were excluded from comparable sales.